Exhibit 99.1

News release

Hyzon Motors Appoints Samuel Chong as Chief Financial Officer

ROCHESTER, N.Y. – April 12, 2022 – Hyzon Motors Inc. (NASDAQ: HYZN), today announced that Samuel Chong has been appointed Chief Financial Officer, effective April 12, 2022. Mr. Chong will succeed Mark Gordon, who has served as Hyzon’s Chief Financial Officer since August 2020. Mr. Gordon will assist with the transition and serve as a senior advisor over the next twelve months.

Mr. Chong comes to Hyzon with significant financial executive experience in companies engaged in innovative new technologies. Most recently, Mr. Chong acted as Treasurer and Head of Investor Relations at Fluence Energy, a leading global provider of grid scale energy storage products and services and artificial intelligence (AI)-enabled digital applications for renewables and storage.

Previously, Mr. Chong was the Treasurer of Gogo Inc., which is the world’s largest provider of broadband connectivity services for the business aviation market. At Gogo, Mr. Chong helped to lead a series of debt refinancing and strategic initiatives. Prior to Gogo Inc., Mr. Chong was engaged in investment banking and proprietary investments at domestic and international financial institutions. Mr. Chong holds both a BA in Economics and an MBA from the University of Chicago.

“It is a privilege to join a global first mover and technology innovator in the rapidly evolving hydrogen mobility space. I look forward to executing on the business plan to accelerate the clean energy transition by deploying zero emission commercial vehicles as well as building out an ecosystem of renewable and affordable hydrogen,” said Mr. Chong.

“We are delighted to have Sam join the growing Hyzon team and help drive the business towards scale production and profitability. Hyzon will benefit from his significant experience in investor relations and treasury functions, combined with his investment banking background,” said Craig Knight, CEO. “In addition, we would like to thank Mark for serving as Hyzon’s CFO. He was instrumental in guiding us through the business combination with Decarbonization Plus Acquisition Corporation and thereby setting the stage for Hyzon to be a public company. His deep understanding of energy, and the future role of hydrogen, has also been an invaluable resource.”

About Hyzon

Hyzon is a global leader in fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, China, Australia, and Germany. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions primarily for the transport sector with a focus on commercial vehicles and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks and buses to customers in North America, Europe and around the world to mitigate emissions from diesel transportation, which is one of the single largest sources of carbon emissions globally. The Company is contributing to the escalating adoption of fuel cell electric vehicles through its demonstrated technology advantage, leading fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward -looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2022, our Amended Registration Statement on Form S-1 filed with the SEC on April 6,2021, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurance that Hyzon will achieve its expectations.

Media contacts

Hyzon Motors

hyzon@kivvit.com

For investors:

Darla Rivera

Hyzon Motors Inc

IR@hyzonmotors.com

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